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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               __________________

                                    FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                              ___________________


                         MANCHESTER EQUIPMENT CO., INC.
             (Exact Name of Registrant as Specified in its Charter)

                NEW YORK                                              11-2312854
       (State of incorporation                                     (I.R.S. Employer
           or organization)                                       Identification No.)

            160 OSER AVENUE
         HAUPPAUGE, NEW YORK                                             11788
(Address of principal executive offices)                              (Zip Code)


If this Form relates to the registration           If this Form relates to the registration
of a class of debt securities and is               of a class of debt securities and is to
effective upon filing pursuant to                  become effective simultaneously with the
General Instruction A(c)(1) please                 effectiveness of a concurrent registration
check the following box. [ ]                       under the Securities Act of 1933 pursuant to
                                                   General Instruction A(c)(2) please check
                                                   the following box. [ ]


Securities to be registered pursuant to Section 12(b) of the Act:

           Title of Each Class                                   Name of Each Exchange on which
           to be so Registered                                   Each Class is to be Registered
           -------------------                                   ------------------------------

                                 NOT APPLICABLE

Securities to be registered pursuant to Section 12(g) of the Act:

                          COMMON STOCK, $.01 PAR VALUE
                                (Title of Class)
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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

                 The description of Registrant's Common Stock, $.01 par value per share, to be set forth under the caption "Description of Capital Stock - Common Stock" in the prospectus to be filed by Registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended (Registration No. 333-13345), shall be deemed to be incorporated herein by reference thereto.


ITEM 2.          EXHIBITS.*

                 3.1.a. Certificate of Incorporation of Registrant, filed August 21, 1973.

                 3.1.b. Certificate of Amendment of Certificate of Incorporation filed January 29, 1985.

                 3.1.c. Restated Certificate of Incorporation filed October 1, 1996.

                 3.2      Form of By-Laws of Registrant.

                 4.1      Form of Specimen Common Stock Certificate of
                          Registrant.




                                   SIGNATURE


         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.



                                      MANCHESTER EQUIPMENT CO., INC.
                                       (Registrant)

Dated: November 4, 1996
                                      By: /s/ Barry R. Steinberg
                                         -------------------------------------
                                         Barry R. Steinberg
                                         President and Chief Executive Officer





_____________________

     * Each of the Exhibits is filed as an Exhibit with the corresponding Exhibit No. to Registrant's Registration Statement on Form S-1 (File No. 333-13345) and incorporated herein by reference thereto.